EXHIBIT 16.1 TO FORM 8-K

July 19, 2007

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 19, 2007 of Advanced Photonix, Inc. and are in agreement with the statements regarding our firm contained therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Farber Hass Hurley & McEwen, LLP

cc:	Mr. Richard D. Kurtz,
President and Chief Executive Officer
Advanced Photonix, Inc.